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Exhibit 10.102

EXECUTION COPY

ESCROW AGREEMENT

        This Escrow Agreement (this "Agreement") is made and entered into as of September 20, 2007, by and among Advanced Cell Technology, Inc., a Delaware corporation (the "Buyer"), Michael O'Malley (the "Stockholder Representative"), and Mellon Trust of New England, N.A., a national banking association, as escrow agent (the "Escrow Agent"). The Stockholder Representative and the Buyer are referred to herein collectively as the "Escrow Parties." Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

Introduction

        The Buyer, ACT Acquisition Sub, Inc. (the "Buyer Subsidiary"), Mytogen, Inc., a Delaware corporation (the "Company"), all of the Company's stockholders and all of the holders of Stock Rights (the "Stockholders") and the Stockholders Representative have entered into an Agreement and Plan of Merger, dated as of July 31, 2007 (the "Merger Agreement"), pursuant to which the Buyer Subsidiary will be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall cease and the Company shall continue as the surviving corporation and shall continue as a wholly-owned subsidiary of the Buyer. Pursuant to Section 4.3(a) of the Merger Agreement, the Buyer shall deliver the Escrow Shares to the Escrow Agent as security for the indemnification obligations of the Stockholders under Article 15 of the Merger Agreement. The Escrow Parties desire to appoint the Escrow Agent as the escrow agent for the Escrow Shares and the parties hereto wish to specify their respective rights and obligations with respect to the Escrow Shares under this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.    Appointment of Agent.    The Escrow Parties hereby appoint Mellon Trust of New England, N.A. as Escrow Agent under this Agreement, and the Escrow Agent hereby accepts such appointment. The Stockholder Representative represents and warrants to the Escrow Agent that it has been duly appointed as the Stockholder Representative and has the power and authority (a) to enter into this Agreement, (b) perform the obligations of the Stockholder Representative under this Agreement and (c) take any and all actions and make any decisions required or permitted to be made by the Stockholder Representative under this Agreement.

        2.    Deposit of Escrow Shares.

          (a)   On the date hereof, the Buyer shall deliver to the Escrow Agent, in accordance with Section 4.3(a) of the Merger Agreement and the terms and conditions hereof, certificates representing 1,209,678 shares of Buyer Common Stock (the "Escrow Shares") issued pursuant to the Merger Agreement and registered in the name of the Escrow Agent for the benefit of the Stockholders in the relative amounts set forth on Schedule I hereto (the "Initial Escrow Shares"). Any shares of Buyer Common Stock that result from any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to the Escrow Shares held in escrow under this Agreement (the "Additional Shares") shall be delivered to the Escrow Agent and shall be held by the Escrow Agent in accordance with this Agreement. Unless otherwise indicated, as used in this Agreement, the term "Escrow Shares" includes both the Initial Escrow Shares and any Additional Shares. The Escrow Shares shall be held hereunder by the Escrow Agent as security for the indemnification obligations of the Stockholders under Section 15 of the Merger Agreement, as more specifically set forth therein, to the Indemnified Parties.

          (b)   The Escrow Agent shall hold the Escrow Shares at Mellon Trust of New England, N.A. in accordance with the terms and conditions of this Agreement until all of the Escrow Shares have been released pursuant to the terms and conditions of this Agreement.

          (c)   Any cash dividends, dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrow Shares shall be distributed currently by the Buyer to the Stockholders on a pro rata basis, provided that no distribution shall be made to a Stockholder until such Stockholder has satisfied the conditions set forth in Section 5.2 of the Merger Agreement. Each Stockholder shall have the right to vote the Escrow Shares held in escrow for the account of such Stockholder so long as such Escrow Shares are held in escrow, provided that such Stockholder has satisfied the conditions set forth in Section 5.2 of the Merger Agreement. The Stockholder Representative and the Escrow Agent, but only as directed in writing by the Stockholder Representative, shall take all steps necessary to allow the exercise of such voting rights. In the absence of written directions from the Stockholder Representative, the Escrow Agent shall not vote any of the Escrow Shares. While the Escrow Shares remain in the name of the Escrow Agent and in its possession pursuant to this Escrow Agreement, the Stockholders that have satisfied the conditions set forth in Section 5.2 of the Merger Agreement shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

          (d)   None of the Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Stockholder, or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Stockholder, prior to the delivery of the Escrow Shares by the Escrow Agent or the Buyer to such Stockholder pursuant to this Escrow Agreement; provided, however, in the event of any attachment or attempted attachment of the Escrow Shares, the Escrow Agent shall provide written notice to the Buyer and the Stockholder Representative of such attachment or attempted attachment and shall act with respect thereto upon their joint written instruction; provided however, that the Escrow Agent shall in all cases be entitled to act in accordance with any Court Order (as defined below) or the order of any other governmental authority without incurring any liability to any of the parties hereto.

          (e)   The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Shares provided for in this Escrow Agreement. With respect to the distribution of any Escrow Shares pursuant to this Agreement, the Escrow Agent and the Buyer will take such action as may be necessary (i) to cause appropriate certificates to be issued and delivered to the Stockholders or the Buyer, as the case may be, and (ii) to the extent necessary, if not all Escrow Shares are distributed, to cause appropriate certificates to be issued and delivered to the Escrow Agent representing the number of Escrow Shares remaining after such distribution. In connection therewith, the Escrow Agent shall deliver to the Buyer certificates representing the appropriate number of Escrow Shares to be released to the Buyer and/or the Stockholders and the Buyer shall reissue in the name(s) of the intended recipients and deliver to the Escrow Agent certificates for such number of Escrow Shares that are then to be distributed to the Buyer and/or the Stockholders pursuant to this Agreement, and the Buyer shall reissue in the name of the Escrow Agent as escrow agent for the benefit of the Stockholders, and deliver to the Escrow Agent, certificates for such number of Escrow Shares, if any, that are to be retained by the Escrow Agent.

        3.    Disposition of Escrow Shares.

          (a)   If, at any time on or prior to the earlier of (i) eighteen (18) months following the date hereof and (ii) the date of the final release of the last of the Escrow Shares pursuant to the terms and subject to the conditions hereof (the "Escrow Termination Date"), the Buyer believes that any Indemnified Party is entitled to indemnification from the Stockholders pursuant to Article 15 of the Merger Agreement, the Buyer shall deliver to the Escrow Agent and the Stockholder

  Representative, prior to the Escrow Termination Date, a written notice (a "Claim Notice") describing in reasonable detail the facts constituting the basis for such indemnification claim (a "Claim") and the number, or an estimate thereof, of Escrow Shares sought therefore (a "Claimed Amount"). Notwithstanding the then current market price of the shares of Buyer Common Stock, for purposes of this Agreement, each Escrow Share shall be deemed to have a value of $0.62. From the date that a Claim Notice is received by the Escrow Agent (notice of such date shall be given by the Escrow Agent to the Stockholder Representative upon request therefor), the Stockholder Representative shall have thirty (30) days (the "Notice Period") to deliver to the Escrow Agent, with copies to the Buyer, contrary instructions disputing in good faith the Claim Notice and describing generally why the Buyer is not entitled to the Claimed Amount and the portion of the Claimed Amount being disputed (a "Dispute Notice"). If the Escrow Agent does not receive a Dispute Notice prior to 5:00 p.m. (Eastern Time) on the last day of the Notice Period, the Escrow Agent shall, within two (2) business days, release the Claimed Amount (but, in any event, no more than the total number of Escrow Shares) in accordance with the disbursement instructions contained in the Claim Notice. If the Escrow Agent receives a Dispute Notice prior to 5:00 p.m. (Eastern Time) on the last day of the Notice Period, the Escrow Agent shall continue to hold the Claimed Amount until (x) it shall receive Joint Written Instructions (as defined below) as to the disposition of such sum or (y) it shall be otherwise ordered by a final, non-appealable order or decree of a court of competent jurisdiction, a copy of which shall be certified as such and provided to each party in accordance with the provision of Section 9 hereof (a "Court Order"). The Escrow Agent shall have no duty or obligation to determine whether a Court Order complies with the requirements of subclause (y) of this Section 3(a). In the event of any release of Escrow Shares under this Section 3(a), in lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole Escrow Share, to the extent of the Escrow Shares.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of some or all of the Escrow Shares ("Joint Written Instructions"), the Escrow Agent shall disburse the Escrow Shares (or any portion thereof) pursuant to such Joint Written Instructions.

          (c)   Promptly following the Escrow Termination Date, but in any event not later than three (3) business days after the Escrow Termination Date, the Escrow Agent shall commence such actions as may be required to distribute or cause to be distributed to each Stockholder such Stockholder's pro rata portion of the Escrow Shares (based upon the ratio of (i) the number of Consideration Shares received by each such Stockholder at the Closing, to (ii) the total number of Consideration Shares issued to all of the Stockholders at the Closing) less that number of shares as would (valued as provided in Section 3(a) above) equal the amount of any Claimed Amounts required to be retained as of the Escrow Termination Date pursuant to Section 3(a) above. In lieu of releasing any fractional Escrow Shares under this Section 3(c), any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole Escrow Share, to the extent of the Escrow Shares. Notwithstanding anything herein to the contrary, no Escrow Shares shall be released to any Stockholders that have not satisfied the conditions set forth in Section 5.2 of the Merger Agreement, provided that, prior to such release, the Buyer shall have given written notice to such effect to the Escrow Agent with a copy to the Stockholder Representative. If the Escrow Agent receives written notice from the Buyer that a Stockholder has not satisfied the conditions set forth in Section 5.2 of the Merger Agreement, any Escrow Shares that would otherwise be released to such Stockholder shall instead be released to the Buyer to be held subject to Section 5.2 of the Merger Agreement and otherwise in accordance with applicable law. If the Escrow Agent has not received notice from the Buyer that a Stockholder has not satisfied the conditions set forth in Section 5.2 of the Merger Agreement, the Escrow Agent shall be entitled to make distributions to said Stockholder as if said Stockholder has satisfied such conditions. Any portion of the Escrow Shares that are held by the Escrow Agent beyond the Escrow Termination Date pursuant to the prior sentence shall be released by the Escrow Agent to the Stockholders or to the Buyer, as the case may be, only in accordance with Sections 3(a) and 3(b) above.

          (d)   Notwithstanding anything to the contrary in this Agreement, if any number of Escrow Shares to be released at any time or under any circumstances exceeds the number of Escrow Shares then held by the Escrow Agent, the Escrow Agent shall release such number of shares then being held and shall have no liability or responsibility to the Escrow Parties or the Stockholders for any deficiency, other than as a result of the bad faith, gross negligence or willful misconduct of the Escrow Agent.

        4.    Reserved.

        5.    Reserved.

        6.    Rights, Responsibilities and Liability of Escrow Agent.

          (a)   This Escrow Agreement sets forth, exclusively, the duties of the Escrow Agent and no additional duties or obligations shall be inferred herefrom or implied hereby. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws. The Escrow Agent is not charged with knowledge of or any duties or responsibilities under any agreement or understanding to which the agency created hereby relates including, without limitation, the Merger Agreement.

          (b)   Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, or (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Agreement or the Escrow Agent's duties hereunder, has been duly authorized to do so. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any investment made under circumstances not constituting bad faith, willful misconduct or gross negligence.

        In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation, errors as to the amount, bank information or bank account number, or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

        Without limiting the generality of the foregoing, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages that the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages. In no event shall the Escrow Agent be liable for acts of God, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, acts of war, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

          (c)   The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of such counsel.

          (d)   The Escrow Agent shall not be bound by any modification of this Agreement unless it shall have specifically consented thereto in writing.

          (e)   Except as provided in Section 6(i) hereof, the Escrow Agent shall hold the Escrow Shares and provide the other services described in this Agreement in exchange for an annual account maintenance fee of $2,500.00 (the "Escrow Fees"), which amount shall be paid by the Buyer upon the issuance by the Escrow Agent of an invoice for such amount. Except as provided in Section 6(i) hereof, neither the Company nor the Buyer shall have any obligation whatsoever to reimburse the Escrow Agent, for any costs, fees or expenses including, without limitation, fees and expenses of counsel, which the Escrow Agent may incur in connection with the discharge of its duties hereunder or the exercise of or enforcement by the parties of their respective rights hereunder. The Buyer agrees that the Escrow Agent shall be entitled to withhold any distribution to the Buyer otherwise required to be made hereunder if any of the Escrow Fees owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

          (f)    The Escrow Agent may resign by giving notice in writing to the Escrow Parties of such resignation, specifying a date when such resignation shall take effect (which shall in no event be earlier than twenty (20) business days after the giving of such notice). Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Shares. Promptly upon receipt of such notice, the Escrow Parties shall agree in writing upon a successor escrow agent who shall be mutually acceptable to them; provided, that if the Escrow Parties are unable to agree upon a successor escrow agent within ten (10) business days of receipt of such notice, the Stockholder Representative and/or the Buyer may petition any court of competent jurisdiction for the appointment of such successor escrow agent or other appropriate relief and any such resulting appointment shall be binding upon the parties hereto. Any such successor escrow agent shall deliver to each of the Escrow Parties, and to the Escrow Agent, a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder, and shall be entitled to receive the Escrow Shares. The Escrow Agent shall deliver all of the Escrow Shares to the successor escrow agent approved hereunder.

        The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Shares. In the event that the Escrow Parties exercise their right to terminate the appointment of the Escrow Agent as aforesaid, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. The Escrow Agent shall refrain from taking any action until it has received Joint Written Instructions from the Escrow Parties designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Shares to such successor escrow agent in accordance with such Joint Written Instructions and, upon receipt of the Escrow Shares, the successor escrow agent shall be bound by all of the provisions of this Agreement.

          (g)   In the event of any dispute between the Escrow Parties, or between the Escrow Agent and any one or more of the other parties hereto, with regard to the Escrow Agent or its duties, or any other matter concerning the disposition of the Escrow Shares, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, it may, without liability to any person, refrain from taking any action other than to keep safely the Escrow Shares until the Escrow Agent shall receive a Joint Written Instruction.

          (h)   The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued in connection with this Agreement, or, at the Escrow Agent's option, in the event of a dispute or any good faith uncertainty in connection with this Agreement, to interplead all interested parties in any court of competent jurisdiction. In the event of any dispute hereunder, the Escrow Agent shall be entitled to petition a court of competent jurisdiction for direction and shall perform any acts ordered by such court.

          (i)    The Stockholders and the Buyer hereby agree to severally, but not jointly, indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of an attorney chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent in connection with the acceptance of, or performance or non-performance by the Escrow Agent of any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence. As between the Stockholders and the Buyer, it is agreed that any such indemnification obligation shall be shared fifty percent (50%) by the Stockholders and fifty percent (50%) by the Buyer. In no event shall any obligation to indemnify the Escrow Agent under this Section 6(i) be satisfied or partially satisfied by the Escrow Agent setting off or claiming against, or retaining or attaching any of, the Escrow Shares, or by non-performance by the Escrow Agent of any of its duties hereunder; provided, that the parties agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made of the Escrow Shares if any amounts owed to the Escrow Agent hereunder remain unpaid on the date such distribution would otherwise be made.

          (j)    Notwithstanding anything herein to the contrary, the provisions of Sections 6(b) and 6(i) hereof shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

        7.    Customer Identification, Tax Withholding and Reporting.    To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement, the Escrow Agent requires a copy of a driver's license, passport or other form of photo identification. The Escrow Parties must provide the Escrow Agent with such documents as the Escrow Agent deems necessary to confirm the legal existence of each entity.

        At the time of or prior to execution of this Agreement, every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver's license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies. In the event that any Escrow Party fails to provide any such organizational documents or documents establishing authority, or any individual executing this Agreement on behalf of an Escrow Party fails to provide to the Escrow Agent an acceptable form of identification, within ten (10) days after the Escrow Agent requests the same, the Escrow Agent is authorized, notwithstanding any other provision of this Agreement to the contrary, to retain the Escrow Shares until such documents are received by the Escrow Agent.

        It is understood that the Escrow Agent shall not be responsible for any information reporting with respect to income earned or dividends paid on the Escrow Shares, and is not responsible for any other reporting.

        8.    Reserved.

        9.    Notices.    All notices, demands and communications to a part under this Agreement shall be in writing and shall be deemed to have been duly given and received (a) if delivered personally, (b) three (3) business days after being mailed, certified mail, return receipt requested with postage prepaid, (c) one (1) business day after being sent by nationally recognized overnight delivery service, with charges prepaid or (d) if sent via facsimile or similar electronic transmission during normal business hours, (with a copy sent in the manner provided in clauses (a) or (b) above), as evidenced by mechanical confirmation of such fax or other electronic transmission, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

(i)	If to the Stockholder Representative, to:
Point Financial 30 S. 51st Street, Suite A-130 Phoenix, AZ 85044 Attention: Michael O'Malley Telephone: (480) 785-1113 Facsimile: (480) 785-1117
with a copy (which shall not constitute notice) to:
Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 Attn: William B. Asher, Jr. Telephone: (617) 248-5000 Facsimile: (617) 248-4000
(ii)	If to the Buyer, to:
Advanced Cell Technology, Inc. 1201 Harbor Bay Parkway Alameda, CA 94502 Attn: Jonathan Atzen Telephone: (310) 481-5121 Facsimile: (310) 481-0833
with a copy (which shall not constitute notice) to:
Pierce Atwood LLP One Monument Square Portland, ME 04101 Attn: Christopher E. Howard Telephone: (207) 791-1335 Facsimile: (207) 791-1350
(iii)	If to the Escrow Agent, to:
Mellon Trust of New England, N.A. One Boston Place Boston, Massachusetts 02108 Attn: Darci A. Buchanan or Matt Romero Facsimile: (617) 248-3199

with a copy (which shall not constitute notice) to:
Abendroth, Berns & Warner LLC 47 Church Street, Suite 301 Wellesley, Massachusetts 02482 Attn: Bruce D. Berns, Esq. Facsimile: (781) 237-8891

        Any party (and any other person designated to receive notice) may change its address for notice by delivery to all other parties of notice to such effect in the manner set forth herein.

        10.    General.

          (a)   Termination.    This Agreement and all the obligations of the Escrow Agent hereunder shall terminate upon the earliest to occur of (i) the release of the entirety of the Escrow Shares by the Escrow Agent; and (ii) the delivery of the entirety of the Escrow Shares by the Escrow Agent in accordance with Section 6(f) hereof.

          (b)   Survival.    Notwithstanding anything in this Agreement to the contrary, the provisions of Section 6 shall survive any resignation or removal of the Escrow Agent and any termination of this Agreement.

          (c)   Entire Agreement.    This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

          (d)   Modifications; Waiver.    This Agreement may be amended, modified or waived only by written agreement of (i) the Company, (ii) the Buyer and (iii) the Escrow Agent. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

          (e)   Further Assurances.    If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

          (f)    No Third Party Beneficiaries; Assignment by Escrow Agent.    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder and shall not be assigned by any party by operation of law or otherwise; provided, that upon prior written notice to the Company and the Buyer, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.

          (g)   Section Headings.    The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          (h)   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

          (i)    Counterparts and Electronic Execution.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, e-mail or other similar electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, email or other similar electronic communication shall be deemed to be their original signatures for all purposes).

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

BUYER:
ADVANCED CELL TECHNOLOGY, INC.
By:	Name: William M. Caldwell, IV Title: Chief Executive Officer
Stockholder Representative:
By:	Name: Michael O'Malley Title: Stockholder Representative
Escrow Agent:
MELLON TRUST OF NEW ENGLAND, N.A.
By:
Name:
Title:

EXHIBIT A
JOINT WRITTEN INSTRUCTIONS
FOR RELEASE FROM ESCROW SHARES

        Pursuant to Section    of the Escrow Agreement, dated as of                , 2007, by and among Advanced Cell Technology, Inc., a Delaware corporation (the "Buyer"), and Michael O'Malley (the "Stockholder Representative") and Mellon Trust of New England, N.A., a national banking association, as escrow agent (the "Escrow Agent"), the Stockholder Representative and the Buyer hereby instruct the Escrow Agent to release                        of the Escrow Shares in accordance with the following instructions:

Executed by the undersigned as of this    day of                        , 200    .

Buyer:

        ADVANCED CELL TECHNOLOGY, INC.

By:	Name: Title:
Stockholder Representative:
By:	Name: Michael O'Malley Title: Stockholder Representative

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Exhibit 10.102